Joint Filer Information

Name: MILLENNIUM HOLDING GROUP, L.P.

Address: 666 5th Avenue
         New York, New York 10103

Designated Filer: Riverview Group, LLC

Issuer: TeleCommunication Systems, Inc.

Date of Event Requiring Statement: November 19, 2004

Signature: MILLENNIUM HOLDING GROUP, L.P.

        By: Millennium Management, L.L.C.
            its general partner


        By: /s/ Terry Feeney
           ------------------------------
           Name: Terry Feeney
           Title: Chief Operating Officer


                                                              Page 3 of  5 Pages

                            Joint Filer Information

Name: MILLENNIUM MANAGEMENT, L.L.C.

Address: 666 5th Avenue
         New York, New York 10103

Designated Filer: Riverview Group, LLC

Issuer: TeleCommunication Systems, Inc.

Date of Event Requiring Statement: November 19, 2004

Signature: MILLENNIUM MANAGEMENT, L.L.C.


            By: /s/ Terry Feeney
                ------------------------------
                Name: Terry Feeney
                Title: Chief Operating Officer


                                                               Page 4 of 5 Pages

                            Joint Filer Information

Name: Israel A. Englander

Address: c/o Millennium Management, L.L.C.
         666 5th Avenue
         New York, New York 10103

Designated Filer: Riverview Group, LLC

Issuer: TeleCommunication Systems, Inc.

Date of Event Requiring Statement: November 19, 2004

Signature:


                /s/ Israel A. Englander
                -----------------------
                Israel A. Englander


                                                               Page 5 of 5 Pages